Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-271532 and 333-268198 on Form S-3 of our report dated March 29, 2024, relating to the financial statements of Mondee Holdings, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP
Austin, TX
March 29, 2024